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                                                                      EXHIBIT 21



                              AMRESCO CAPITAL TRUST

                         SUBSIDIARIES OF THE REGISTRANT



                        AMREIT I, Inc. (a Delaware corporation)
                        AMREIT II, Inc. (a Nevada corporation)